UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2018

EV Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	20-4745690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

On April 2, 2018, EV Energy Partners, L.P. (“EVEP”), EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (each a “Debtor” and, collectively, the “Debtors”), filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their Chapter 11 cases under the caption In re EV Energy Partners, L.P., et al. (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. EVEP expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.

As previously disclosed, on March 13, 2018, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with (i) holders of approximately 70% of the 8.0% Senior Notes due 2019 (the “Senior Notes”) issued pursuant to that certain Indenture, dated as of March 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among EVEP, EV Energy Finance Corp., each of the guarantors party thereto, and Delaware Trust Company, as indenture trustee, that are signatories to the RSA; (ii) lenders under our reserve-based lending facility (the “RBL Facility”), by and among EVEP, EV Properties, L.P., JPMorgan Chase Bank, N.A., as administrative agent, BNP Paribas and Wells Fargo, National Association, as co-syndication agents, the guarantors party thereto, and the lenders signatory thereto, constituting approximately 94% of the principal amount outstanding thereunder; (iii) EnerVest, Ltd. (“EnerVest”) and (iv) EnerVest Operating, L.L.C. (“EnerVest Operating”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the RSA. Neither of EnerVest nor EnerVest Operating is seeking Chapter 11 bankruptcy relief.

The RSA contemplates a restructuring (the “Restructuring”) of the Debtors pursuant to a joint pre-packaged plan of reorganization (the “Plan”) consistent in all material respects with the restructuring term sheet attached to the RSA. EVEP expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases. The RSA provides for certain milestones requiring, among other things, that the Debtors complete the Restructuring on or before June 22, 2018.

Proposed Pre-Packaged Chapter 11 Restructuring

Pursuant to the RSA, the Debtors commenced the solicitation of votes on the Plan on March 14, 2018, by causing the Plan and a related disclosure statement to be distributed to certain creditors of the Debtors that are “accredited investors” (as defined in Regulation D of the Securities Act of 1933, as amended). As of the March 30, 2018 voting deadline, each class of claims entitled to vote had voted to accept the Plan. 100% of the lenders under the Company’s reserve-based lending facility voted to accept the plan, and noteholders holding more than 99% in amount of Senior Notes that voted on the Plan voted to accept the Plan.

The Plan, which remains subject to confirmation by the Bankruptcy Court and other closing conditions, provides that, among other things, on the effective date of the Plan (the “Effective Date”), subject to the occurrence and completion of certain structuring steps:

•	the lenders under the RBL Facility that vote to accept the Plan will receive (a) pro rata loans under an amendment to the RBL Facility (the “Amended RBL Facility”), (b) cash in an amount equal to the accrued but unpaid interest payable to such lenders under the RBL Facility as of the Effective Date, and (c) unfunded commitments and letter of credit participation under the Amended RBL Facility equal to the unfunded commitments and letter of credit participation of such lender as of the Effective Date;

•	lenders under the RBL Facility that vote to reject the Plan, or fail to properly submit a ballot, will receive (a) term loans under a new term loan facility and (b) cash in an amount equal to the accrued and unpaid interest payable to such lender under the RBL Facility as of the Effective Date. However, because all prepetition RBL lenders voted to accept the Plan, no RBL lender will receive such treatment under the Plan;

•	the holders of the Senior Notes will receive 95% of the new common stock (subject to dilution) in the new, reorganized company, on a pro rata basis;

•	the holders of general unsecured claims, including customers, will be paid in full or will otherwise be unimpaired; and

•	the holders of the existing common interests in EVEP will receive 5% of the new common stock (subject to dilution) and five-year warrants for 8% of the new common stock (subject to dilution) in the new, reorganized company, on a pro rata basis, with an exercise price set at an equity value at which the holders of the Senior Notes would receive a recovery equal to par plus accrued and unpaid interest as of the Petition Date in respect of the Senior Notes (after taking into account value dilution on account of the 3% of the new common stock to be allocated to the participants in the management incentive plan on the Effective Date pursuant to a management incentive plan).

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by EVEP’s claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/evep.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (the “Debt Instruments”):

•	the RBL Facility; and

•	the Senior Notes issued pursuant to the Indenture.

The Debt Instruments provide that as a result of the Chapter 11 Cases the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

In connection with the filing of the Chapter 11 Cases, EVEP issued a press release on April 2, 2018, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01	Other Events.

EVEP cautions that trading in EVEP’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for EVEP’s securities may bear little or no relationship to the actual recovery, if any, by holders of EVEP’s securities in the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that EVEP expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by EVEP with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These forward-looking statements relate, in part, to (i) EVEP’s ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of EVEP’s lenders and trade creditors, among others; (ii) EVEP’s ability to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (iii) the length of time the Debtors will operate under the Chapter 11 Cases and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; (iv) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate the Plan or other plan of reorganization; (v) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; (vi) the ability to execute EVEP’s business and restructuring plan; (vii) increased legal and advisor costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; (viii) the impact of a Nasdaq suspension of trading and commencement of delisting proceedings on the liquidity and market price of the units and on EVEP’s ability to access the public capital markets, (ix) the uncertainty that any trading market for units will exist or develop in the over-the-counter markets and (x) other factors disclosed by EVEP from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in EVEP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	EV Energy Partners, L.P.

	By:	/s/ Nicholas Bobrowski
	Name:	Nicholas Bobrowski
	Title:	Chief Financial Officer of EV Management LLC,
General partner of EV Energy, GP, L.P.,
General partner of EV Energy Partners, L.P.